For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CFO
830-372-9581

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES 2021 FIRST QUARTER RESULTS

SEGUIN, Texas, May 5, 2021 -- Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter ended March 31, 2021.

Highlights for the Quarter

•Record net income for a first quarter of $17.5 million, up 12.5%
•Net sales for the first quarter of $311.2 million, down 1.0%
•Industrial Division net sales of $211.9 million, down 7.9%
•Agricultural Division net sales of $99.3 million, up 17.5%
•EBITDA for the first quarter of $36.7 million, up 4.9%(1)
•Record Backlog at $452.5 million, up 94.5% compared to the first quarter of 2020 and up 27.8% compared to year end 2020

Summary of Results
Alamo Group's net sales for the first quarter of 2021 were $311.2 million compared to net sales of $314.4 million in the first quarter of 2020, a decrease of 1.0%. Net income for the quarter was a record of $17.5 million, or $1.47 per diluted share, compared to $15.5 million, or $1.31 per diluted share, in the first quarter of 2020, an increase of 12.5% in net income and 12.2% in net income per diluted share. The 2020 first quarter results included the negative effects of the non-cash inventory step up charges of approximately $2.0 million on a pre-tax basis related to the October 2019 acquisition of Morbark.

ALAMO GROUP ANNOUNCES 2021 FIRST QUARTER RESULTS             Page 2

Results by Division
Net sales for Alamo Group's Industrial Division in the first quarter of 2021 were $211.9 million, a decrease of 7.9% compared to net sales of $230.0 million in the first quarter of 2020. The Division's income from operations for the quarter was $16.1 million compared to $18.1 million in the previous year's first quarter, a decrease of 11.2%. The 2020 first quarter results included the negative effects of the non-cash inventory step up charges of approximately $2.0 million mentioned previously. The Industrial Division’s net sales were off compared to the record level achieved in the first quarter of 2020 due to ongoing impacts of the pandemic on state, county and local government budgets. Sales were also adversely impacted by COVID-19 related issues in a few of the Company's operations and by supply chain interruptions.

Alamo Group's Agricultural Division net sales in the first quarter of 2021 were $99.3 million compared to net sales of $84.5 million in the first quarter of 2020, an increase of 17.5%. The Division's income from operations for the quarter was $9.3 million compared to $5.7 million in the previous year's first quarter, an increase of 63.0%. The Agricultural Division's first quarter results benefited from the overall strengthening of the agricultural market that began in the second half of 2020 and the Company's growth in sales and operating income was achieved despite inflationary pressures and sporadic supply chain limitations.

Comments on Results
Ron Robinson, Alamo Group's President and Chief Executive Officer, commented on the first quarter results as follows, "We are very pleased with Alamo Group's 2021 first quarter results. While our sales were slightly below last year's record first quarter levels, our earnings showed solid improvement and finished at record levels for a first quarter helped by lower operating and interest expenses. This was achieved despite the many challenges that continue to affect us and most industrial equipment manufacturers these days. These are certainly interesting times with the lingering issues related to the

ALAMO GROUP ANNOUNCES 2021 FIRST QUARTER RESULTS             Page 3

COVID pandemic, a variety of supply chain challenges, disruption with logistics and more inflationary pressure than we have experienced in the last several years. Yet, despite all of these issues our business is rebounding nicely from the economic downturn that began a little over one year ago spawned by the pandemic. While the pandemic situation is improving with the availability of various vaccines, its effects on the world are still ongoing. But, it is pleasing to see the way the economy is returning to a more normal state, certainly aided by significant government stimulus initiatives.

"For Alamo Group this has resulted in bookings that are above pre-pandemic levels. However there has been a lag in our ability to fully respond to this demand due to the issues mentioned previously. This has resulted in longer lead times and high levels of backlog for our Company. We believe these challenges which seem to be affecting our whole industry, will continue to impact our results in the second quarter of this year as much or more than in the first quarter. But, based on our own operational developments and ongoing discussions with our suppliers we feel the effects of these issues will begin to abate in the second half of 2021. Therefore, we remain optimistic that our full year 2021 results will show nice improvement as we benefit from the rebounding economy and from the acquisitions we made in 2019 whose contributions were limited by COVID in 2020.

"We are particularly pleased to see the improvements in our Agricultural Division's first quarter results. Market conditions in this sector had been weak for the last several years but started to show improvement in the second half of 2020 despite the pandemic. Bookings and backlog have continued to rebound helped by improving agricultural commodity prices and higher levels of government subsidies. All of this came together in the first quarter of 2021 and resulted in over 17% sales growth and 63% improvement in income from operations compared to the previous year's first quarter. This could have been even better without the delayed sales due to supply chain issues with which we are still contending. We also feel good about this Division's outlook for the remainder of the year. With a record backlog, low dealer inventory levels and rising agricultural commodity prices, we feel the upturn in this market should continue well past the current year.

ALAMO GROUP ANNOUNCES 2021 FIRST QUARTER RESULTS             Page 4

"The outlook for Alamo Group's Industrial Division is also promising. While sales in the first quarter of 2021 were below last year's record level, with strong and continuing improvements in bookings and backlog we should be back to pre-pandemic levels of operations in the second half of the year assuming we can overcome the variety of supply chain challenges we are facing. We also look forward to getting the full effect of the major acquisitions we completed in 2019 - Morbark and Dutch Power. While their contributions were muted in 2020 due to the pandemic, we are pleased they both have seen their bookings rebound nicely and have very strong levels of backlog. Unfortunately, both have had several cases of COVID within their respective work forces which have caused some operational delays but the outlook remains strong. And, we will further benefit by a variety of synergies resulting from these acquisitions which have been ongoing in spite of the pandemic challenges. As part of these initiatives, the consolidation of Dutch Power manufacturing from three plants into two which was announced the fourth quarter of 2020 is on track and will be completed in 2021. Our Industrial Division should also benefit by the recent economic stimulus package in the U.S. This will certainly provide needed help to cities, counties and states who are the biggest end users of our Industrial Division's infrastructure maintenance equipment.

"At Alamo Group we are also pleased to see other aspects of our business environment returning to more normal conditions. During the height of the pandemic we were very focused on cutting costs, managing our assets and paying down debt. In all of these areas we exceeded our expectations. But now we are opening up more and starting to return to more normal levels of activity. We are increasing our capital expenditures to be able to meet the growing demand for our products and do so in a more efficient manner. We are also looking more actively at new acquisition opportunities as this has been and remains a key component in our ongoing development strategy.

"All in all we are pleased to be moving towards "business as usual" with our markets improving, a strong backlog, contributions from recent acquisitions and our healthy financial position. The outlook for Alamo Group remains very attractive.

ALAMO GROUP ANNOUNCES 2021 FIRST QUARTER RESULTS             Page 5

"And, on a personal note, this will be my last quarterly report to shareholders, as I will be retiring this summer as previously announced after more than 21 years as CEO of Alamo Group. Starting next quarter my successor, Jeff Leonard, will be ably taking over this task as well as the leadership of Alamo Group. I am very grateful for the support I have received during my years of stewardship and appreciate all the kind sentiments that have been afforded me since announcing my retirement. I look forward to continuing my association with the Company as an ongoing member of the Board of Directors, but will certainly miss my day-to-day involvement with the great team we have developed over the years. And, I feel confident I am leaving the Company in very capable hands that will continue to move Alamo Group forward to even greater success. Again, thank you for your support in this journey, it has been a great trip."

Earnings Conference Call
Alamo Group will host a conference call to discuss the results on Thursday, May 6, 2021 at 11:00 a.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 800-353-6461 (domestic) or 334-323-0501 (international). For interested individuals unable to join the call, a replay will be available until Thursday, May 13, 2021 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 1046379.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, May 6, 2021, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

ALAMO GROUP ANNOUNCES 2021 FIRST QUARTER RESULTS             Page 6

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements, forestry equipment and related after-market parts and services. The Company, founded in 1969, has approximately 4,075 employees and operates 27 plants in North America, Europe, Australia and Brazil as of March 31, 2021. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: overall market demand, continuing impacts from the COVID-19 pandemic including more significant supply chain disruptions, reductions in customer demand, sales and profitability declines, operational disruptions, full or partial facility closures, and other similar impacts, inflation, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2021	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$105,265	$84,425
Accounts receivable, net	242,971	248,773
Inventories	250,250	273,648
Other current assets	13,347	17,121
Total current assets	611,833	623,967

Rental equipment, net	39,693	52,045

Property, plant and equipment	152,787	156,380

Goodwill	194,025	195,561
Intangible assets	188,955	202,344
Other non-current assets	18,860	19,579

Total assets	$1,206,153	$1,249,876

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$93,899	$88,891
Income taxes payable	2,749	2,079
Accrued liabilities	60,681	52,923
Current maturities of long-term debt and finance lease obligations	15,078	18,826
Total current liabilities	172,407	162,719

Long-term debt, net of current maturities	338,605	471,429
Long-term tax liability	4,408	6,778
Deferred pension liability	1,475	1,654
Other long-term liabilities	27,600	25,307
Deferred income taxes	19,777	21,580

Total stockholders’ equity	641,881	560,409

Total liabilities and stockholders’ equity	$1,206,153	$1,249,876

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/2021	3/31/2020
Net sales:
Industrial	$211,911	$229,975
Agricultural	99,278	84,473
Total net sales	311,189	314,448

Cost of sales	234,763	235,508
Gross margin	76,426	78,940
	24.6%	25.1%

Selling, general and administration expense	47,330	51,248
Amortization expense	3,658	3,836
Income from operations	25,438	23,856
	8.2%	7.6%

Interest expense	(2,613)	(5,519)
Interest income	288	356
Other income (expense)	(630)	2,341

Income before income taxes	22,483	21,034
Provision for income taxes	5,021	5,506

Net Income	$17,462	$15,528

Net income per common share:

Basic	$1.48	$1.32

Diluted	$1.47	$1.31

Average common shares:
Basic	11,820	11,761

Diluted	11,882	11,827

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS, related to the impact of the step-up inventory charge at Morbark, all of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt net of cash and earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA excluding the impact of the step-up inventory charge at Morbark, all of which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of step-up inventory charge at Morbark

	Three Months Ended
	March 31,
	2021	2020

Operating Income - GAAP	$25,438	$23,856
(add: acquisition inventory step-up charge)	—	1,951
Adjusted Operating Income - non-GAAP	$25,438	$25,807

Net Income - GAAP	$17,462	$15,528
(add: acquisition inventory step-up charge)	—	1,440
Acquisition Adjusted Net Income - non-GAAP	$17,462	$16,968

Diluted EPS - GAAP	$1.47	$1.31
(add: acquisition inventory step-up charge)	—	0.12
Acquisition Adjusted Diluted EPS - non-GAAP	$1.47	$1.43

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended March 31,			Change due to currency translation
	2021	2020	% change from 2020	$	%

Industrial	$211,911	$229,975	(7.9)%	$3,037	1.3%
Agricultural	99,278	84,473	17.5%	1,667	2.0%
Total net sales	$311,189	$314,448	(1.0)%	$4,704	1.5%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	March 31, 2021	March 31, 2020	Net Change

Current maturities	$15,078	$18,826
Long-term debt,net of current	338,605	471,429
Total debt	$353,683	$490,255

Total cash	105,265	84,425
Total Debt Net of Cash	$248,418	$405,830	$(157,412)

EBITDA
	Three Months Ended		Trailing Twelve Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020

Income from operations	$25,438	$23,856	$94,747	$93,165
Depreciation	7,454	7,140	29,408	29,094
Amortization	3,825	4,003	15,202	15,380
EBITDA	$36,717	$34,999	$139,357	$137,639

Adjusted EBITDA
	Three Months Ended		Trailing Twelve Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020

Income from operations	$25,438	$23,856	$94,747	$93,165
adjust: acquisition inventory step-up charge	—	1,951	2,879	4,830
adjust: redundancy costs	—	—	2,730	2,730
Adjusted Income from operations	$25,438	$25,807	$100,356	$100,725
Depreciation	7,454	7,140	29,408	29,094
Amortization	3,825	4,003	15,202	15,380
Adjusted EBITDA	$36,717	$36,950	$144,966	$145,199